SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT:    April 30, 2003

DUPONT PHOTOMASKS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-20839 (Commission File Number)	74-2238819 (I.R.S. Employer Identification No.)

131 OLD SETTLERS BLVD.
ROUND ROCK, TEXAS 78664
(Address of principal executive offices, with zip code)

(512) 310-6500
Registrant’s telephone number, including area code

SIGNATURES
DUPONT PHOTOMASKS, INC. INDEX TO EXHIBITS
EX-99.1 Press Release
EX-99.2 Press Release

Item 5. Other Events

     On April 29, 2003, DuPont Photomasks, Inc. (the “Company”) issued a press release announcing that it intends to offer $100 million aggregate principal amount of convertible subordinated notes due 2008 in a private placement (the “Offering”).

     On April 29, 2003, the Company issued a press release announcing that it has priced the previously announced Offering, and that the size of the Offering had increased from $100 million to $105 million.

     The Company’s press releases announcing the Offering and subsequent pricing thereof are filed herewith as Exhibit 99.1 and Exhibit 99.2 and incorporated herein by reference.

Item 7. Financial Statements and Exhibits

(c)	Exhibits.

99.1	Press release dated April 29, 2003 by DuPont Photomasks, Inc.

99.2	Press release dated April 29, 2003 by DuPont Photomasks, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 30, 2003	DUPONT PHOTOMASKS, INC.

/s/ SATISH RISHI Executive Vice President and Chief Financial Officer

DUPONT PHOTOMASKS, INC.

INDEX TO EXHIBITS

Exhibit
Number	Description

99.1	Press Release dated April 29, 2003
99.2	Press Release dated April 29, 2003